Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements, as amended (No. 333-222375) on Form S-1, (No. 333-222682) on Form S-1MEF, (Nos. 333-179219, 333-189300, 333-219968, and 333-235672) on Form S-8 and (Nos. 333-215261 and 333-218838) on Form S-3 of eMagin Corporation of our report dated March 28, 2019, relating to the consolidated financial statements of eMagin Corporation, appearing in this Amendment No. 2 to the Annual Report on Form 10-K/A of eMagin Corporation for the year ended December 31, 2018.

/s/ RSM US LLP

Stamford, Connecticut

January 30, 2020